Exhibit 4

Rule 3.19A.2

Appendix 3Y

Change of Director’s Interest Notice

Information or documents not available now must be given to ASX as soon as available. Information and documents given to ASX become ASX’s property and may be made public.

Introduced 30/9/2001.

Name of entity	Rinker Group Limited

ABN	53 003 433 118

We (the entity) give ASX the following information under listing rule 3.19A.2 and as agent for the director for the purposes of section 205G of the Corporations Act.

Name of Director	David Vincent Clarke

Date of last notice	24 December 2004

Part 1 - Change of director’s relevant interests in securities

In the case of a trust, this includes interests in the trust made available by the responsible entity of the trust

Note: In the case of a company, interests which come within paragraph (i) of the definition of “notifiable interest of a director” should be disclosed in this part.

Direct or indirect interest	Indirect

Nature of indirect interest	Mr Clarke’s indirect interests in the shares:
(including registered holder)

Note: Provide details of the circumstances giving rise to the relevant interest.	•

are under the Rinker Materials Corporation Profit Sharing 401(k) Plan (401(k) Plan). The shares, in the form of American Depository Receipts (ADRs), are held by Merrill Lynch Trust Company, FSB, as trustee of the 401(k) Plan.

•

arise as a result of shares (in the form of ADRs) acquired to hedge Rinker Material Corporation’s (RMC) liability to Mr Clarke under the Rinker Materials Corporation Supplemental Executive Profit Sharing 401(k) Plan (SERP) because, under the rules of the SERP and the associated trust agreement, he has the ability to control the votes attached to those shares. Additionally, RMC will be required to deliver Rinker ADRs to Mr Clarke after his retirement if he does not change his investment choice under SERP. The shares, which are held in the form of the ADRs, are held by Merrill Lynch Trust Company, FSB, as trustee under the trust agreement.

Date of change	12 July 2004 and 20 December 2004

No. of securities held as shown on previous notice	Held personally: 193,294 (direct interest)

Held under 401 (k) Plans: 66,720 (indirect interest)

Held in respect of SERP: 245,026 (indirect interest)

Held under PSP: 500,000 (indirect interest)

Class	Ordinary

Number acquired	On 12 July 2004:

• 652 (65.1759 Rinker ADRs) held under the 401(k) Plan (indirect interest); and

• 2,394 (239.3535 Rinker ADRs) held in respect of SERP (indirect interest).

20 December 2004:

• 433 (43.3107 Rinker ADRs) held under the 401(k) Plan (indirect interest); and

• 1,600 (159.9963 Rinker ADRs) held in respect of SERP (indirect interest).

Number disposed	—

Value/Consideration	On 12 July 2004: US$17,495.22

Note: If consideration is non-cash, provide details and estimated valuation	On 20 December 2004: US$16,482.52

No. of securities held after change	Held personally: 193,694* (direct interest)

Held under 401 (k) Plans: 67,805 (indirect interest)

Held in respect of SERP: 249,020 (indirect interest)

Held under PSP: 500,000# (indirect interest)

*correction of previous notices

#unchanged

Nature of change	Reinvestment of dividends received in respect of Rinker ADRs held:
Example: on-market trade, off-market trade, exercise of options, issue of securities under dividend reinvestment plan, participation in buy-back	• under the 401(k) Plan; and

• in respect of SERP,

by way of an on-market acquisition of additional Rinker ADRs by Merrill Lynch Trust Company, FSB, as trustee of the 401(k) Plan and the SERP trust agreement.

Part 2 – Change of director’s interests in contracts

Note: In the case of a company, interests which come within paragraph (ii) of the definition of “notifiable interest of a director”

should be disclosed in this part.

Detail of contract	Not applicable

Nature of interest	—

Name of registered holder	—

(if issued securities)

Date of change	—

No. and class of securities to which interest related prior to change	—

Note: Details are only required for a contract in relation to which the interest has changed

Interest acquired	—

Interest disposed	—

Value/Consideration	—

Note: If consideration is non-cash, provide details and an estimated valuation

Interest after change	—